UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2014

Crumbs Bake Shop, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35220	27-1215274
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

110 West 40th Street, Suite 2100, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 221-7105

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Director Resignation

On March 14, 2014, Mark D. Klein notified the Board of Directors of Crumbs Bake Shop, Inc. (the “Company”) that he intends to resign from the Board effective April 1, 2014. Mr. Klein’s letter to the Board did not indicate that he was resigning due to any disagreement with the Company on any matter relating to its operations, policies or practices.

(c)	Appointment of Principal Executive Officer

On March 12, 2014, the Board of Directors of the Company and the Board of Managers of Crumbs Holdings LLC (“Holdings”) appointed Edward M. Slezak, age 45, to serve as Chief Executive Officer of the Company and of Holdings. The Company announced this appointment in a press release dated March 14, 2014, a copy of which is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Mr. Slezak has served as the Interim Chief Executive Officer of the Company and Holdings since January 1, 2014 and as Senior Vice President – General Counsel and Secretary since August 6, 2013. Information regarding Mr. Slezak’s business background was discussed in Item 5.02(c) of the Company’s Current Report on Form 8-K filed on December 11, 2013, which discussion is incorporated herein by reference.

As compensation for serving as Chief Executive Officer and General Counsel, Mr. Slezak will receive an annual base salary of $300,000, effective as of April 1, 2014. His current base salary is $250,000 per year. Mr. Slezak will also be eligible to receive an annual bonus and equity compensation upon terms to be determined by the Compensation Committee. In addition, Mr. Slezak will be entitled to participate in the various employee benefit plans customarily made available to officers of the Company and Holdings. In the event that he is terminated by the Company or Holdings without cause, Mr. Slezak will be entitled to receive cash severance equal to six months’ base salary. These and the other terms and conditions of his employment will be set forth in a written employment agreement to be executed on or before April 1, 2014. It is anticipated that the employment agreement will have an initial term of one year and will automatically renew for successive one-year terms unless a party notifies the other party that the agreement will not be renewed.

Mr. Slezak has not been a party to any transaction with the Company or its subsidiaries during 2012 or 2013 of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently contemplated for 2014.

Item 9.01. Financial Statements and Exhibits.

The exhibits that are filed or furnished with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRUMBS BAKE SHOP, INC.

Dated: March 14, 2014	By:	/s/ John D. Ireland
John D. Ireland
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit

Number	Description

99.1	Press release dated March 14, 2014 (filed herewith).